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                                                                   Exhibit 10(b)


                   Sutherland Asbill & Brennan LLP Letterhead
                          1275 Pennsylvania Ave., N.W.
                              Washington, DC 20004

MARY JANE WILSON-BILIK
DIRECT LINE:  202.383.0660
Internet:  mjwilson-bilik@sablaw.com

                                 April 29, 2002

VIA EDGARLINK

Board of Commissioners
Canada Life Insurance Company of America
6201 Powers Ferry Road, N.W.
Atlanta, Georgia  30339

Ladies and Gentlemen:

         We hereby consent to the reference to our name under the caption "Legal Matters" in the Statement of Additional Information for the Varifund(R) Plus Variable Annuity filed as part of Post-Effective Amendment No. 1 to the registration statement on Form N-4 for the Canada Life of America Variable Annuity Account 1 (File Nos. 333-66564; 811-5817). In giving this consent, we do not admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act of 1933.

                                            Very truly yours,

                                            Sutherland Asbill & Brennan LLP

                                            By:    /s/ Mary Jane Wilson-Bilik
                                                   --------------------------
                                                   Mary Jane Wilson-Bilik